Exhibit 3.3

SECOND AMENDMENT TO THE AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

This SECOND AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the “Partnership”), is made and entered into as of November 7, 2007 (this “Amendment”), by and between UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), in its capacity as the sole general partner of the Partnership, and UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), in its capacity as the sole limited partner of the Partnership. Additional parties to this Amendment, in their individual capacities, are the five constituents of Holding I and Holding II, namely the Blackstone Partners and UniCo, and Universal Parent, which additional parties are not partners in the Partnership.

W I T N E S S E T H

WHEREAS, the parties hereto and/or their predecessors have entered into the Amended and Restated Agreement of Limited Partnership of Universal City Development Partners, Ltd., dated as of June 5, 2002 (the “Original Partnership Agreement”), with respect to the Partnership;

WHEREAS, the parties hereto and/or their predecessors have entered into the First Amendment to the Amended and Restated Agreement of Limited Partnership, dated as of May 25, 2007 (the “First Amendment”; the Original Partnership Agreement, as amended by the First Amendment, is referred to herein as the “Partnership Agreement”), amending certain provisions of the Partnership Agreement;

WHEREAS, the parties hereto desire to amend the Partnership Agreement as set forth herein with respect to the payment of fees for the service of the Representatives.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed by and between the parties hereto as follows:

1. Certain Defined Terms. Words and phrases which are introduced by initial capitals and which are not otherwise defined in this Amendment shall have the same meaning as in the Partnership Agreement.

2. Amendment to Section 15. Section 15 of the Partnership Agreement shall be amended to add the following language at the end of the Section:

“On or before December 1 of each calendar year starting in the year 2007, as payment of reasonable and customary fees for the service of their respective Representatives in their role of providing governance and management of the Partnership, the Partnership shall pay to each of (a) the Unico Holding II Partner and (b) the Blackstone Holding II Partners (collectively for all of the Blackstone Holding II Partners, not for each Blackstone Holding II Partner), the sum of $125,000.”

3. Otherwise Unchanged. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Partnership Agreement. Wherever the “Partnership Agreement” is referred to therein or in any other agreements, documents or instruments, such reference shall be to the Original Partnership Agreement, as amended hereby and by the First Amendment. Except as expressly and specifically amended by this Amendment, the Partnership Agreement shall remain unchanged, and each of the First Amendment and the Partnership Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects by the parties hereto and shall remain in full force and effect.

4. Governing Law. This Amendment shall be interpreted and governed by the laws of the State of Florida, without regard to its conflicts of laws provisions.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

6. Headings. The descriptive headings contained in this Amendment are for the convenience of reference only, shall not be deemed to be a part of this Amendment and shall not affect in any way the meaning, construction or interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment on the day and year first above written.

UNIVERSAL CITY FLORIDA HOLDING CO. II

By:	UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:	/s/ Thomas L. Williams
Name:	Thomas L. Williams
Title:	Chairman and Chief Executive Officer

By:	BLACKSTONE UTP OFFSHORE CAPITAL LLC
	By:	Blackstone UTP Offshore Capital Partners L.P., its sole member
		By:	Blackstone Media Management Associates III, L.L.C., its general partner
		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

By:	BLACKSTONE FAMILY MEDIA III LLC

	By:	Blackstone Family Media Partnership III L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner
		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

[Signature Page to Second Amendment to UCDP Amended and Restated Partnership Agreement]

By:	BLACKSTONE UTP CAPITAL LLC

	By:	Blackstone UTP Capital Partners L.P., its sole member
		By:	Blackstone Media Management Associates III, L.L.C., its general partner
		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

By:	BLACKSTONE UTP CAPITAL A LLC

	By:	Blackstone UTP Capital Partners A L.P., its sole member
		By:	Blackstone Media Management Associates III, L.L.C., its general partner

		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

UNIVERSAL CITY FLORIDA HOLDING CO. I

By:	UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:	/s/ Thomas L. Williams
Name:	Thomas L. Williams
Title:	Chairman and Chief Executive Officer

[Signature Page to Second Amendment to UCDP Amended and Restated Partnership Agreement]

By:	BLACKSTONE UTP OFFSHORE CAPITAL LLC

	By:	Blackstone UTP Offshore Capital Partners L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

By:	BLACKSTONE FAMILY MEDIA III LLC

	By:	Blackstone Family Media Partnership III L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

By:	BLACKSTONE UTP CAPITAL LLC

	By:	Blackstone UTP Capital Partners L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

[Signature Page to Second Amendment to UCDP Amended and Restated Partnership Agreement]

By:	BLACKSTONE UTP CAPITAL A LLC

	By:	Blackstone UTP Capital Partners A L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

		By:	/s/ Michael Chae
		Name:	Michael Chae
		Title:	Senior Managing Director

AGREED AND APPROVED IN ACCORDANCE WITH SECTION 51 OF THE PARTNERSHIP AGREEMENT AND THE OTHER PROVISIONS APPLICABLE TO UNIVERSAL STUDIOS, INC.:

UNIVERSAL STUDIOS, INC.

By:	/s/ Maren Christensen
Name:	Maren Christensen
Title:

[Signature Page to Second Amendment to UCDP Amended and Restated Partnership Agreement]